Exhibit 3.166
FORM B
BEFORE ATTEMPTING TO EXECUTE THESE BLANKS BE SURE TO READ
CAREFULLY THE INSTRUCTIONS ON THE BACK THEREOF.
(THESE ARTICLES MUST BE FILED IN DUPLICATE)

				(Do not write in this space)
STATE OF ILLINOIS,		}		Date Paid	6-11-58
			ss.	Initial License Fee	$60.00
COOK	COUNTY			Franchise Tax	$65.00
				Filing Fee	$20.00
To CHARLES F. CARPENTIER, Secretary of State:				Clerk	[ILLEGIBLE]

     We, the undersigned,

Address
Name	Number	Street	City	State

EDWARD DE BOER	1444 Cuyler Ave., Berwyn, Illinois
DUANE ROSENDAEL	2304 15th Ave., Broadview, Illinois
RICHARD KVENHOUSE	1247 60th Court, Cicery, Illinois
being natural persons of the age of twenty-one years or more and subscribers to the shares of the corporation to be organized pursuant hereto, for the purpose of forming a corporation under “The Business Corporation Act” of the State of Illinois, do hereby adopt the following Articles of Incorporation:
ARTICLE ONE
The name of the corporation is: ARC DISPOSAL COMPANY, INC.
ARTICLE TWO
The address of its initial registered office in the State of Illinois is: 134 N. La Salle Street, in the City of Chicago (2)/(zone) County of Cook and the name of its initial Registered Agent at said address is: PHILIP D. CALOGER
ARTICLE THREE
The duration of the corporation is: Perpetual.

ARTICLE FOUR
The purpose or purposes for which the corporation is organized are:
To conduct a general scavenger and disposal business, both as principal and agent, and to do all things necessary and proper for the operation of said business, specifically including the purchase and development of real estate, both improved and unimproved, for any reason related to the business purpose.

ARTICLE FIVE
Paragraph 1: The aggregate number of shares which the corporation is authorized to issue is 3,000, divided into one classes. The designation of each class, the number of shares of each class, and the par value, if any, of the shares of each class, or a statement that the shares of any class are without par value, are as follows:

	Series	Number of	Par value per share or statement that shares
Class	(If any)	Shares	are without par value
Common	None	3,000	None.
Paragraph 2: The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are:
ARTICLE SIX
     The class and number of shares which the corporation proposes to issue without further report to the Secretary of State, and the consideration (expressed in dollars) to be received by the corporation therefor, are:

		Total consideration to be
Class of shares	Number of shares	received therefor:
Common	1,200	$120,000
		$
		$
		$
		$
ARTICLE SEVEN
     The corporation will not commence business until at least one thousand dollars has been received as consideration for the issuance of shares.
ARTICLE EIGHT
     The number of directors to be elected at the first meeting of the shareholders is: three.

ARTICLE NINE
Paragraph 1: It it estimated that the value of all property to be owned by the corporation for the following year wherever located will be $120,000
Paragraph 2: It is estimated that the value of the property to be located within the State of Illinois during the following year will be $120,000
Paragraph 3: It is estimated that the gross amount of business which will be transacted by the corporation during the following year will be $175,000
Paragraph 4: It is estimated that the gross amount of business which will be transacted at or from places of business in the State of Illinois during the following year will be $175,000

/s/ Edward De Boer
}
/s/ Duane Rosendael

/s/ Richard Kvenhouse		Incorporators

OATH AND ACKNOWLEDGMENT
STATE OF ILLINOIS,

}
ss.
COOK	County
     I, [ILLEGIBLE], a Notary Public do hereby certify that on the 5th day of [ILLEGIBLE] ,1958, EDWARD DE BOER, DUANE ROSENDAEL, and RICHARD EVENROUSE (Name of Incorporators) personally appeared before me and being first duly sworn by me severally acknowledged that they signed the fore-going document in the respective capacities therein set forth and declared that the statements therein contained and [ILLEGEBLE]
     THE WITNESS WHEREOF, I have hereunto set my hand and seal the day and year above written.

[ILLEGIBLE] Notary Public
FORM B
ARTICLES OF INCORPORATION
ARC DISPOSAL COMPANY, INC.
The following fees are required to be paid at the time of issuing certificate of incorporation: Filing Fee, $20.00; Initial License fee of 50c per $1,000.00 or l/20 of 1% of the amount of stated capital and paid in surplus the corporation proposes to issue without further report (Article Six); Franchise tax of 1/20 of 1% of the issued, as above noted. However, the minimum annual franchise tax is $10.00 and varies monthly on $20,000 or less, as follows: January, $15; February, $14.17; March, $13.34; April, $12.50; May, $11.67; June, $10.84; July, $10.00; Aug., $9.17; Sept., $8.34; Oct., $7.50; Nov., $6.67; Dec., $5.84; (See Sec. 133, BCA).
In excess of $20,000.00 the franchise tax per $1,000.00 is as follows: Jan., $0.75; Feb., .7084; March, .6667; April, .625; May, .5834; June, .5417; July, .50; Aug., .4584; Sept., .4167; Oct. 375; Nov., .3334; Dec, .2917.
All shares issued in excess of the amount mentioned in Article Six of this application must be reported within 60 days from date of issuance thereof, and franchise tax and license fee paid thereon; otherwise, the corporation is subject to a penalty of 1% for each month on the amount until reported and subject to a fine not to exceed $500.00.
The same fees are required for a subsequent issues of shares except the filing fee is $1.00 instead of $20.00

FILED
JUN 11 1958
[ILLEGIBLE]
Secratery of State

FORM BCA — 55

(Do not write in this apace)
Date Paid		6-2-66
License Fee	$
Franchise Tax	$
Filing Fee		$20.00
Clerk	[ILLEGIBLE]
(File in Duplicate)
ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
ARC DISPOSAL COMPANY, INC.
(Exact Corporate Name)
To PAUL POWELL,
Secretary of State
Springfields, Illinois
     The undersigned corporation, for the purpose of amending its Articles of Incorporation and pursuant to the provisions of Section 55 of “The Business Corporation Act” of the State of Illinois, hereby executes the following Articles of Amendment:
     ARTICLE FIRST: The name of the corporation is:
ARC DISPOSAL COMPANY, INC.
     ARTICLE SECOND: The following amendment or amendments were adopted in the manner prescribed by “The Business Corporation Act” of the State of Illinois:
ARTICLE SIX of the Articles of Incorporation be amended as follows : “The class and number of shares which the Corporation proposes to issue without further report to the Secretary of State and the consideration (expressed in dollars) to be received by the Corporation therefor, are :

		Total consideration
		to be received
Class of Shares	No. of Shares	therefor :
Common	800	$39,336.00

(Disregard separation into classes if class voting does not apply to the amendment voted on.)
     ARTICLE THIRD: The number of shares of the corporation outstanding at the time of the adoption of said amendment or amendments was 800; and the number of shares of each class entitled to vote as a class on the adoption of said amendment or amendments, and the designation of each such class were as follows:

Class	Number of Shares
Common	800
(Disregard separation into classes if class voting does not apply to the amendment Voted on.)
     ARTICLE FOURTH: The number of shares voted for said amendment or amendments was 800; and the number of shares voted against said amendment or amendments was -0- The number of shares of each class entitled to vote as a class voted for and against said amendment or amendments, respectively, was:

	Number of Shares Voted
Class	For	Against
Common	800	-0-
(Disregard these items unless the amendment restates the articles of incorporation.)
Item 1. On the date of the adoption of this amendment, restating the articles of incorporation, the corporation had 800 shares issued, itemized as follows:

	Series	Number of	Par value per share or statement
Class	(If Any)	Shares	that shares are without par value
Common		800	Without par value
Item 2. On the date of the adoption of this amendment restating the articles of incorporation, the corporation had a stated capital of $39,336 and a paid-in surplus of $ — or a total of $39,336.

(Disregard this Article where this amendment contains no such provisions.)
     ARTICLE FIFTH: The manner in which the exchange, reclassification, or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for in, or effected by, this amendment, is as follows:
The number of shares to be issued without further report is changed from 1200 shares to 800 shares.
(Disregard this Paragraph where amendment does not affect stated capital or paid-in surplus.)
     ARTICLE SIXTH: Paragraph 1: The manner in which said amendment or amendments effect a change in the amount of stated capital or the amount of paid-in surplus, or both, is as follows:
The amount of stated capital is corrected to read $39,336.00, instead of $120,000.00.
(Disregard this Paragraph where amendment does not affect stated capital or paid-in surplus.)
     Paragraph 2: The amounts of stated capital and of paid-in surplus as changed by this amendment are as follows:

	Before Amendment	After Amendment
Stated capital	$120,000	$39,336
Paid in surplus	$—	$—

     IN WITNESS WHEREOF, the undersigned corporation has caused these Articles of Amendment to be executed in its name by its — President, and its corporate seal to be hereto affixed, attested by its — Secretary, this 26th day of May, 1966.

ARC DISPOSAL COMPANY, INC. (Exact Corporate Name)
PLACE	By	Edward De Boer

(CORPORATE SEAL) HERE		Its President
Duane Rosendael

Its Secretary

STATE OF	ILLINOIS	}
as.
COUNTY OF	COOK
     I, Marie Schlagel, a Notary Public, do hereby certify that on the 26th day of May 1966, Edward De Boer personally appeared before me and, being first duly sworn by me, acknowledged that he signed the foregoing document in the capacity therein set forth and declared that the statements therein contained are true.
     WITNESS WHEREOF, I have hereunto set my hand and seal the day and year before written.

PLACE (NOTARIAL SEAL) HERE	/s/ Marie Schlagel Notary Public
Form BCA – 55
ox 3974 File 766
ARTICLES OF AMENDMENT
to the
ARTICLES OF INCORPORATION
of
ARC DISPOSAL COMPANY, INC.
FILED
JUN 2 1966
[ILLEGIBLE]
Secretary of State
FILE IN DUPLICATE
Filing Fee $20.00
Filing Fee for Re-Stated Articles $50.00